AXP Utilities Income Fund, Inc.
File No. 33-20872/811-5522


                        EXHIBIT INDEX

Exhibit (d)              Investment Management Services Agreement

Exhibit (e)              Distribution Agreement

Exhibit (h)(4)           Transfer Agency Agreement

Exhibit (j):             Independent Auditors Consent